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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               TVTRAVEL.COM, INC.

         Pursuant to the provisions of section 607.1006, Florida Statutes, tvtravel.com, Inc. (a Florida profit corporation) adopts the following articles of amendment to its articles of incorporation:
                                                                 FILED
                                                          99 DEC 21   PM 3:58
FIRST: Amendments adopted:                                SECRETARY OF STATE
                                                         TALLAHASSEE, FLORIDA

       Article I is amended to read in its entirety as follows:

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

             The name of this Corporation is emailthatpays.com, Inc.


SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

       N/A

THIRD: The date of each amendment's adoption: December 21, 1999.

FOURTH: Adoption of Amendment(s) (CHECK ONE)

         |X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

         |_| The amendment(s) was/were approved by the shareholders though voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                         "The number of votes cast for the amendment(s) was/were
                          sufficient for approval by ________________________."
                                                          voting group

         |_| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.



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         |_|      The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

         Signed this 20th day of December, 1999.

Signature                  /s/ Daniel Hunter
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          (By the Chairman or Vice Chairman of the Board of Directors, President
                    or other officer if adopted by the shareholders)

                                         OR

                     (By a director if adopted by the directors)

                                         OR

                 (By an incorporator if adopted by the incoporators)


                                    Daniel Hunter
                  --------------------------------------------------
                                Typed or printed name

                               Chief Executive Officer
                  --------------------------------------------------
                                        Title